Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended June 30, 2016 Financial Results; Board Declares Quarterly Dividend of $0.39 Per Share for the Third Fiscal Quarter of 2016 and Approves an Extension of Stock Repurchase Plan

NEW YORK—(BUSINESS WIRE)—August 3, 2016— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $25.5 million, or $0.43 per share, for the quarter ended June 30, 2016. Net asset value per share was $15.55 at June 30, 2016 as compared to $15.11 at March 31, 2016. The Company’s Board of Directors previously declared a second quarter dividend of $0.39 per share, payable to stockholders of record as of June 30, 2016 that was paid on July 29, 2016.

The Company also announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of September 30, 2016, payable on or about October 31, 2016.

The Company’s Board of Directors approved an extension of the Company’s stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of February 28, 2017, or such time as the current approved repurchase amount of up to $50 million has been fully utilized, subject to certain conditions. Under the Company 10b5-1 Plan, no shares were purchased during the three months ended June 30, 2016.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)
			Three Months Ended
			(unaudited)
	June 30, 2016		March 31, 2016		June 30, 2015
Investments at Fair Value	$1,611.0		$1,563.7		$1,397.6
Total Assets	$1,628.8		$1,584.3		$1,445.6
Net Asset Value Per Share	$15.55		$15.11		$15.84

Investment Income	$46.0		$42.8		$45.4
Net Investment Income	$25.5		$23.2		$25.0
Net Income	$49.6		$17.8		$34.1

Net Investment Income Per Share	$0.43		$0.42		$0.46
Net Realized and Unrealized Gains (and Losses) Per Share	$0.41		$(0.10)		$0.17
Net Income Per Share	$0.84		$0.32		$0.63

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.6%		10.5%		10.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.5%		10.3%		10.4%

Percentage of Debt Investment Commitments at Floating Rates	96	%(1)	96	%(1)	96%

(1)	Includes one fixed rate investment for which we entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on August 4, 2016. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 38155488

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 4 through August 18 via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 38155488

Portfolio and Investment Activity

For the three months ended June 30, 2016, gross originations totaled $199.7 million. This compares to $164.6 million for the three months ended March 31, 2016 and $112.3 million for the three months ended June 30, 2015.

For the three months ended June 30, 2016, the Company made new investment commitments of $184.7 million, $170.0 million in three new portfolio companies and $14.7 million in three existing portfolio companies. For this period, the Company had $114.7 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $31.1 million aggregate principal amount.

For the three months ended June 30, 2015, the Company made new investment commitments of $112.3 million, $96.8 million in five new portfolio companies and $15.5 million in three existing portfolio companies. For this period, the Company had $21.6 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $62.5 million aggregate principal amount.

As of June 30, 2016 and March 31, 2016, the Company had investments in 50 and 48 portfolio companies, respectively, with an aggregate fair value of $1,611.0 million and $1,563.7 million, respectively.

As of June 30, 2016, the portfolio based on fair value consisted of 92.9% first-lien debt investments, 3.7% second-lien debt investments, 1.9% mezzanine and unsecured debt investments, and 1.5% equity and other investments. As of March 31, 2016, the portfolio consisted of 89.0% first-lien debt investments, 7.7% second-lien debt investments, 1.9% mezzanine and unsecured debt investments, and 1.4% equity and other investments.

As of June 30, 2016, 96.4% of debt investments based on fair value in the Company’s portfolio bore interest at floating rates (when including investment specific hedges), with 92.6% of these subject to interest rate floors. The Company’s credit facility also bears interest at floating rates.

As of June 30, 2016 and March 31, 2016, the weighted average total yield of debt and income producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.6% and 10.5%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.5% and 10.3%, respectively.

As of June 30, 2016, 99.5% of debt investments based on fair value were meeting all payment and covenant requirements. One investment was on non-accrual status at June 30, 2016.

Results of Operations for the Three Months Ended June 30, 2016 compared to the Three Months Ended June 30, 2015

Investment Income

For the three months ended June 30, 2016 and 2015, investment income totaled $46.0 million and $45.4 million, respectively. The increase in investment income for the quarter was primarily driven by an increase in the average size of the total investment portfolio, higher syndication, amendment and agency fees, and dividend income, partially offset by lower prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns, as compared to the same period in 2015.

Expenses

Net expenses totaled $20.0 million and $19.8 million for the three months ended June 30, 2016 and 2015, respectively. The increase in net expenses was primarily due to higher interest expense related to an increase in the weighted average debt outstanding.

Liquidity and Capital Resources

As of June 30, 2016, the Company had $3.9 million in cash and cash equivalents, total debt outstanding of $675.4 million, and $260.9 million of undrawn commitments on its revolving credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 2.6% for the three months ended June 30, 2016 and 2.5% for the three months ended June 30, 2015.

The Company is rated BBB- by Fitch Ratings and Standard and Poor’s, each with a stable outlook.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$41,674	$43,175	$80,843	$76,054
Dividend income	474	—	948	—
Other income	1,417	629	2,141	4,006

Total investment income from non-controlled, non-affiliated investments	43,565	43,804	83,932	80,060
Investment income from controlled, affiliated investments:
Interest from investments	2,418	1,493	4,751	2,909
Other income	51	55	101	112

Total investment income from controlled, affiliated investments	2,469	1,548	4,852	3,021

Total Investment Income	46,034	45,352	88,784	83,081

Expenses
Interest	5,630	4,727	10,927	8,947
Management fees	5,993	5,296	11,742	10,247
Incentive fees	5,392	7,130	10,294	12,137
Professional fees	1,971	1,281	3,893	2,490
Directors’ fees	96	90	193	187
Other general and administrative	1,058	1,273	2,312	2,427

Total expenses	20,140	19,797	39,361	36,435

Management and incentive fees waived	(99)	—	(196)	—

Net Expenses	20,041	19,797	39,165	36,435

Net Investment Income Before Income Taxes	25,993	25,555	49,619	46,646
Income taxes, including excise taxes	490	535	925	840

Net Investment Income	25,503	25,020	48,694	45,806
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	14,801	14,400	14,997	8,493
Controlled, affiliated investments	4,208	(76)	(151)	529
Translation of assets and liabilities in foreign currencies	4,506	(3,906)	1,803	3,309
Interest rate swaps	325	(855)	1,566	(1,208)

Total net change in unrealized gains	23,840	9,563	18,215	11,123

Realized gains (losses):
Non-controlled, non-affiliated investments	404	(332)	404	(67)
Interest rate swaps	—	—	—	1,852
Foreign currency transactions	(109)	(146)	96	(141)

Total realized gains (losses)	295	(478)	500	1,644

Total Unrealized and Realized Gains	24,135	9,085	18,715	12,767

Increase in Net Assets Resulting from Operations	$49,638	$34,105	$67,409	$58,573

Earnings per common share—basic and diluted	$0.84	$0.63	$1.17	$1.09

Weighted average shares of common stock outstanding—basic and diluted	59,348,460	53,987,627	57,575,365	53,945,087

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,548,473 and $1,443,017, respectively)	$1,542,664	$1,422,211
Controlled, affiliated investments (amortized cost of $91,686 and $86,659, respectively)	68,375	63,498

Total investments at fair value (amortized cost of $1,640,159 and $1,529,676, respectively)	1,611,039	1,485,709
Cash and cash equivalents	3,941	2,431
Interest receivable	8,304	10,146
Receivable for interest rate swaps	1,967	402
Prepaid expenses and other assets	3,561	7,880

Total Assets	$1,628,812	$1,506,568

Liabilities
Debt (net of deferred financing costs of $9,215 and $10,365, respectively)	$663,925	$642,423
Management fees payable to affiliate	5,999	5,530
Incentive fees payable to affiliate	5,309	4,915
Dividends payable	23,171	21,124
Payable for investments purchased	—	4,435
Payables to affiliate	1,282	1,492
Other liabilities	5,107	5,908

Total Liabilities	704,793	685,827

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 59,500,972 and 54,166,959 shares issued, respectively; and 59,411,892 and 54,163,960 shares outstanding, respectively	595	542
Additional paid-in capital	895,554	812,586
Treasury stock at cost; 89,080 and 2,999 shares held, respectively	(1,359)	(30)
Undistributed net investment income	29,044	27,521
Net unrealized losses	(10,165)	(28,380)
Undistributed net realized gains	10,350	8,502

Total Net Assets	924,019	820,741

Total Liabilities and Net Assets	$1,628,812	$1,506,568

Net Asset Value Per Share	$15.55	$15.15

The Company’s investment activity for the three months ended June 30, 2016 and 2015 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2016	June 30, 2015
New investment commitments:
Gross originations	$199.7	$112.3
Less: Syndications/sell downs	15.0	—

Total new investment commitments	$184.7	$112.3
Principal amount of investments funded:
First-lien	$145.8	$77.1
Second-lien	—	—
Mezzanine and unsecured	—	7.0
Equity and other	—	—

Total	$145.8	$84.1
Principal amount of investments sold or repaid:
First-lien	$52.2	$16.7
Second-lien	62.5	—
Mezzanine and unsecured	—	4.9

Total	$114.7	$21.6

Number of new investment commitments in new portfolio companies	3	5
Average new investment commitment amount in new portfolio companies	$56.7	$19.4
Weighted average term for new investment commitments in new portfolio companies (in years)	3.4	4.9
Percentage of new debt investment commitments at floating rates	100.0%	93.1%
Percentage of new debt investment commitments at fixed rates	—	6.9%
Weighted average interest rate of new investment commitments	8.4%	7.9%
Weighted average spread over LIBOR of new floating rate investment commitments	7.8%	7.2%
Weighted average interest rate on investments sold or paid down	9.0%	12.3%

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

Lucy Lu

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

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